EXHIBIT 15.2   CONSENT OF INDEPENDENT ACCOUNTANTS



MOORE STEPHENS
ELLIS FOSTER LTD.
     CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117 Facsimile: (604) 714-5916
E-Mail: generaldelivery@ellisfoster.bc.ca
        ---------------------------------

--------------------------------------------------------------------------------




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in the Annual Report on Form 20-F for the fiscal Year Ended December 31, 2004, being filed by Soil Biogenics Limited, of our report dated June 30, 2004, related to the consolidated balance sheets of Soil
Biogenics Limited as at December 31, 2003 and 2002 and the consolidated statements of stockholders' equity, operations and cash flows for the years then ended.


Vancouver, Canada                       "MOORE STEPHENS ELLIS FOSTER LTD."
June 29, 2005                                 Chartered Accountants



--------------------------------------------------------------------------------
MS   An independently owned and operated member of Moore Stephens North
     America Inc., a member of Moore Stephens International Limited
     -  members  in  principal  cities  throughout  the  world